Exhibit 10.1

Bandag, Incorporated Stock Award Plan
Restricted Stock Award Agreement


     You have been selected to be a Participant in the Bandag, Incorporated Stock Award Plan (the "Plan"), as specified below:

     Participant:
                 --------------------------------------------------------------

     Date of Award:
                   ------------------------------------------------------------

     Number of Shares of Restricted Stock Awarded:
                                                  -----------------------------

     Lapse of Restrictions Date:
                                -----------------------------------------------

     THIS AGREEMENT, effective as of the Date of Award set forth above, represents the award of Restricted Stock by Bandag, Incorporated, an Iowa corporation, to the Participant named above, pursuant to the provisions of the Plan. The Restricted Stock granted hereunder represents shares of Class A common stock of the Company ("Shares").

     The Plan provides a complete description of the terms and conditions governing the Restricted Stock. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

     1. Employment by the Company. The Restricted Stock granted hereunder are awarded on the condition that the Participant remains employed by the Company from the Date of Award through (and including) the Lapse of Restrictions Date, as specified above (this time period is referred to herein as the "Restriction Period").

     However, neither such condition nor the award of the Restricted Stock shall impose upon the Company any obligation to retain the Participant in its employ for any given period or upon any specific terms of employment.

     2. Removal of Restrictions. Except as may otherwise be provided herein and in the Plan, the Restricted Stock awarded pursuant to this Agreement shall become freely transferable by the Participant upon the Lapse of Restrictions Date set forth above. The stock certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and shall be deposited in a bank designated by the Committee. The Grant of Restricted Stock is conditioned upon the Participant endorsing in blank a stock power for the Restricted Stock. Once the Restricted Stock is no longer subject to any restrictions, the Participant shall be entitled to receive Share certificates representing the Shares of Restricted Stock granted to the Participant for which such restrictions have lapsed.



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     3.  Voting Rights and Dividends. During the Restriction Period, to the
extent applicable, the Participant may exercise full voting rights and is entitled to receive any or all dividends and other distributions paid with respect to the Shares of Restricted Stock while they are held, as determined by the Committee. If any such dividends or distributions are paid in Shares of common stock of the Company, the Shares shall be subject to the same restrictions on transferability as are the Shares of Restricted Stock with respect to which they were paid.

     4. Termination of Employment Due to Death, Disability, or Retirement. In the event the employment of the Participant is terminated due to death, Disability, or Retirement (as such terms are defined in the Plan) prior to the Lapse of Restrictions Date, all Shares of Restricted Stock then unvested shall immediately vest one hundred percent (100%), and thereafter such Shares shall be freely transferable by the Participant, subject to applicable federal and state securities laws.

     5. Termination of Employment for Other Reasons. In the event the employment of the Participant is terminated for any reason other than those reasons set forth in Section 5 prior to the lapse of Restrictions Date, the Participant shall forfeit the Restricted Stock as of the Participant's date of termination; provided, however, that the Committee, in its sole discretion, shall have the right to permit the vesting of all or any portion of the unvested Shares of Restricted Stock held by the Participant at the time of such employment termination, subject to such terms as the Committee, in its sole discretion, deems appropriate.

     6. Change in Control. In the event of a Change in Control (as defined in the Plan), all Shares of Restricted Stock then unvested shall immediately vest one hundred percent (100%), and thereafter such Shares shall be freely transferable by the Participant, subject to applicable federal and state securities laws.

     7. Nontransferability. During the Restriction Period, Shares of Restricted Stock awarded pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated ("a Transfer"), except as provided in the Plan. If any Transfer, whether voluntary or involuntary, of Restricted Stock is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the Restricted Stock, the Participant's right to such Restricted Stock shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.

     8. Recapitalization. In the event there is any change in the Company's Shares through the declaration of stock dividends or through recapitalization resulting in stock split-ups or through merger, consolidation, exchange of Shares, or otherwise, the Committee may make such adjustments to the number of Shares of Restricted Stock subject to this Agreement that it deems necessary in order to prevent dilution or enlargement of the Participant's rights.

     9. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require the Participant or beneficiary to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.



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     10. Share Withholding. With respect to withholding required upon any other taxable event arising as a result of Awards granted hereunder, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

     11. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Stock Plan Administrator during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

     12. Administration. This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

     13. Continuation of Employment. This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate his or her employment at any time.

     14. Miscellaneous.

         (a) The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities and tax laws in exercising his or her rights under this Agreement.

         (b) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         (c) All obligations of the Company under the Plan and this Agreement, with respect to this Restricted Stock shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or the result of a merger, consolidation or otherwise.

         (d) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Iowa.



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                            Agreement to Participate

          By signing a copy of this Agreement and returning it to the Secretary of the Company, I agree to participate in the Plan, subject to all of the provisions contained therein. I understand that my right to acquire these Shares of Restricted Stock is conditioned upon my continued employment with the Company unless otherwise specified herein. I further understand that a copy of the Plan will be made available to me upon request to the Secretary of the Company.


                                                  _____________________________

                                                  Participant




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